    As filed with the Securities and Exchange Commission on January 25, 2002

                                                    Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                             ----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                         VALUEVISION INTERNATIONAL, INC.
             (Exact name of Registrant as specified in its charter)

             MINNESOTA                                      41-1673770
  (State or other jurisdiction of                        (I.R.S. Employer
  incorporation or organization)                        Identification No.)

        6740 SHADY OAK ROAD
      EDEN PRAIRIE, MINNESOTA
         "WWW.SHOPNBC.COM"                                  55344-3433
 (Address of principal executive                            (Zip Code)
             offices)

             VALUEVISION INTERNATIONAL, INC. 2001 OMNIBUS STOCK PLAN
                                       AND
                    NONSTATUTORY STOCK OPTION AGREEMENTS WITH
     MARSHALL S. GELLER, ROBERT J. KORKOWSKI, PAUL D. TOSSETTI, ROBIN LEACH,
            ROY SEINFELD, JAMES CARLSRUH, SAMUAL BROWN, JON CHERNEY,
                 STEVEN GOLDSMITH, DAVID PAGE, AND STEVEN LARKIN

                            (Full title of the plan)


                                 GENE MCCAFFERY
          CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                              6740 SHADY OAK ROAD
                       EDEN PRAIRIE, MINNESOTA 55344-3433
                    (Name and address of agent for service)

   Telephone number, including area code, of agent for service: (952) 943-6000

                             ----------------------

                                  Copies to:

   ANDREW G. HUMPHREY, ESQ.                      NATHAN E. FAGRE, ESQ.
     FAEGRE & BENSON LLP               SENIOR VICE PRESIDENT AND GENERAL COUNSEL
   2200 WELLS FARGO CENTER                  VALUEVISION INTERNATIONAL, INC.
 MINNEAPOLIS, MINNESOTA 55402                     6740 SHADY OAK ROAD
        (612) 336-3600                       EDEN PRAIRIE, MINNESOTA 55344
                                                    (952) 947-5298

                        CALCULATION OF REGISTRATION FEE

================== ===================== =============== ==================== =================
                                                              Proposed
                                            Proposed           Maximum
    Title of              Amount            Maximum           Aggregate          Amount of
  Securities to           to be          Offering Price       Offering          Registration
  Be registered         registered         Per Share            Price               Fee
================== ===================== =============== ==================== =================
  Common Stock,     3,000,000 shares (1)     $19.42 (2)      $58,260,000 (2)      $5,360
 $.01 par value
------------------ --------------------- --------------- -------------------- -----------------
  Common Stock,        30,000 shares        $16.625 (3)         $498,750 (4)         $46
 $.01 par value
------------------ --------------------- --------------- -------------------- -----------------
  Common Stock,        30,000 shares         $23.21 (3)         $696,300 (4)         $65
 $.01 par value
------------------ --------------------- --------------- -------------------- -----------------
  Common Stock,       285,000 shares        $14.375 (3)       $4,096,875 (4)        $377
 $.01 par value
------------------ --------------------- --------------- -------------------- -----------------
  Common Stock,        50,000 shares         $12.00 (3)         $600,000 (4)         $56
 $.01 par value
------------------ --------------------- --------------- -------------------- -----------------
  Common Stock,       300,000 shares        $10.688 (3)       $3,206,400 (4)        $295
 $.01 par value
------------------ --------------------- --------------- -------------------- -----------------
  Common Stock,        50,000 shares         $17.90 (3)         $895,000 (4)         $83
 $.01 par value
------------------ --------------------- --------------- -------------------- -----------------
      TOTAL         3,745,000 shares         N/A             $68,253,325          $6,282
------------------ --------------------- --------------- -------------------- -----------------

(1) Maximum number of shares available upon exercise of options issued or issuable under the ValueVision International, Inc. 2001 Omnibus Stock Plan.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) based on the average of the high and low sales prices per share of the Registration's Common Stock on January 23, 2002 as reported on the Nasdaq National Market.

(3)  Option exercise price.

(4)  Calculated under Rule 457(h)(1).

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents of ValueVision International, Inc. (the "Company") filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are, as of their respective dates, incorporated herein by reference and made a part hereof:

                      (1) The Annual Report on Form 10-K of the Company for the
               fiscal year ended January 31, 2001 (which incorporates by reference certain portions of the Registrant's 2000 Annual Report to Shareholders, including financial statements and accompanying information, and certain portions of the Registrant's definitive proxy statement for its 2001 Annual Meeting of Shareholders) filed pursuant to Section 15(d) of the Exchange Act;

                      (2) All other reports filed pursuant to Section 13(a) or
               15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (1) above; and

                      (3) The description of the Company's Common Stock which is contained in the Registration Statement on Form 8-A (Registration No. 0-14709) dated May 22, 1992 under the Exchange Act and all amendments and reports filed for the purpose of updating such description.

        All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all of the shares of Common Stock offered have been sold or that deregisters all shares of the Common Stock then remaining unsold shall be deemed to be incorporated by reference in and a part of this Registration Statement from the date of filing of such documents.

        Any statement contained in a document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or incorporated herein by reference or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

        Not Applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not Applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The Company is subject to Minnesota Statutes Chapter 302A, the Minnesota Business Corporation Act (the "Corporation Act"). Section 302A.521 of the Corporation Act provides in substance that, unless prohibited by its articles of incorporation or bylaws, a corporation must indemnify an officer or director who is made or threatened to be made a party to a proceeding by reason of his official capacity against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements and reasonable expenses, including attorneys' fees and disbursements, incurred by such person in connection with the proceeding, if certain criteria are met. These criteria, all of which must be met by the person complained of in the proceeding, are (a) that such person has not been indemnified by another organization for the same judgments, penalties, fines, settlements and expenses; (b) that such person must have acted in good faith;
(c) that no improper personal benefit was obtained by such person and such person satisfied certain statutory conflicts of interest provisions, if applicable; (d) that in the case of a criminal proceeding, such person had no reasonable cause to believe that the conduct was unlawful; and (e) that such person must have acted in a manner he reasonably believed was in the best interests of the corporation or, in certain limited circumstances, not opposed to the best interests of the corporation. The determination as to eligibility for indemnification is made by the members of the corporation's board of directors or a committee of the board who are at the time not parties to the proceedings under consideration, by special legal counsel, by the shareholders who are not parties to the proceedings or by a court.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not Applicable.

ITEM 8. EXHIBITS.

        Exhibit

        4.1 Sixth Amended and Restated Articles of Incorporation of the Company, as amended (incorporated herein by reference to the Company's Quarterly Report on Form 10-QSB, for the quarter ended August 31, 1994, filed on September 13, 1994.).

        4.2 Certificate of Designation of Series A Redeemable Convertible Preferred Stock (incorporated herein by reference to the Company's Current Report on Form 8-K dated April 15, 1999, filed on April 29, 1999).

        4.3 Amended and Restated Bylaws of the Company (incorporated herein by reference to the Company's Quarterly Report on Form 10-QSB, for the quarter ended August 31, 1994, filed on September 13, 1994.).

        5      Opinion of Faegre & Benson LLP, counsel for the Company.

        23.1 Consent of Faegre & Benson LLP (included in Exhibit 5 to this Registration Statement).

        23.2   Consent of Arthur Andersen LLP, Independent Public Accountants.

        24 Powers of Attorney (included with signatures to this Registration Statement).

        99(a)  ValueVision International, Inc. 2001 Omnibus Stock Plan

        99(b)  Form of Option Agreement

        99(c)  Form of Option Agreement


ITEM 9. UNDERTAKINGS.

A.      The Company hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                             (ii) To reflect in the prospectus any facts or
               events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a twenty percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                             (iii) To include any material information with
               respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

        provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        B. The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Minneapolis, State of Minnesota on the 25th day of January, 2002.

                                       VALUEVISION INTERNATIONAL, INC.


                                       By /s/ GENE MCCAFFERY
                                          --------------------------------------
                                          Gene McCaffery
                                          Chairman of the Board, President and
                                            Chief Executive Officer

                                POWER OF ATTORNEY

        We, the undersigned officers and directors of ValueVision International, Inc., hereby severally constitute Gene McCaffery, Richard Barnes or Nathan E. Fagre, and each of them singly, as true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names, in the capacities indicated below the registration statement filed herewith and any amendments to said registration statement, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable ValueVision International, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on the 2nd day of January, 2002 by the following persons in the capacities indicated:

                NAME                                      TITLE
                ----                                      -----
                                                 Chairman of the Board,
/s/ Gene McCaffery                               President, Chief Executive
-------------------------------------------      Officer and Director
Gene McCaffery
Principal Executive Officer


/s/ Richard Barnes                               Executive Vice President,
-------------------------------------------      Chief Financial Officer and
Richard Barnes                                   Chief Operating Officer
Principal Financial and Accounting Officer


/s/ Marshall S. Geller                           Director
-------------------------------------------
Marshall S. Geller


/s/ Robert J. Korkowski                          Director
-------------------------------------------
Robert J. Korkowski


/s/ Paul D. Tosetti                              Director
-------------------------------------------
Paul D. Tosetti


                                                 Director
-------------------------------------------
John Flannery


/s/ Mark Begor                                   Director
-------------------------------------------
Mark Begor

                                INDEX TO EXHIBITS

      Exhibit
      Number         Exhibit                                                      Manner of Filing
      -------        -------                                                      ----------------
        4.1    Sixth Amended and Restated Articles of Incorporation of the
               Company, as amended (incorporated herein by reference to the
               Company's Quarterly Report on Form 10-QSB, for the quarter ended
               August 31, 1994, filed on September 13, 1994)......................Incorporated by Reference

        4.2    Certificate of Designation of Series A Redeemable Convertible
               Preferred Stock (incorporated herein by reference to the
               Company's Current Report on Form 8-K dated April 15, 1999, filed on April 29, 1999).................................................Incorporated by Reference

        4.3    Amended and Restated By-Laws of the Company (incorporated herein by reference to the Company's Quarterly Report on Form 10-QSB, for the quarter ended August 31, 1994, filed on September 13,
               1994)..............................................................Incorporated by Reference

        5      Opinion of Faegre & Benson LLP, counsel for the Registrant.........Electronically Filed

        23.1   Consent of Faegre & Benson LLP (included in Exhibit 5 to this
               Registration Statement)............................................Electronically Filed

        23.2   Consent of Arthur Andersen LLP, Independent Public Accountants.....Electronically Filed

        24     Powers of Attorney (included with signatures to this Registration
               Statement).........................................................Electronically Filed

        99(a)  ValueVision International, Inc. 2001 Omnibus Stock Plan............Electronically Filed

        99(b)  Form of Option Agreement...........................................Electronically Filed

        99(c)  Form of Option Agreement...........................................Electronically Filed